UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/04/2008

B.H.I.T. Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9043

Delaware	36-3361229
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7005 Stadium Drive, Suite 100
Brecksville, Ohio 44141
(Address of principal executive offices, including zip code)

212-895-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2008, the Board of Directors of B.H.I.T. Inc. (the "Company") appointed Gary O. Marino as Chairman of the Board of Directors. Mr. Marino has served as a director of the Company since January 2007. Mr. Marino replaced Harvey J. Polly, who retired as Chairman on January 2, 2008. Mr. Polly remains a director of the Company.

Mr. Marino, age 63, serves as chairman, president and CEO of Patriot Rail Corp., an owner and operator of short-line and regional railroads, and formerly held the same positions at RailAmerica, Inc. (NYSE:RRA), a company he founded in 1985, until his retirement in 2004. He has also served on the board of directors of the American Association of Railroads.

The Company expects Mr. Marino's experience in the railroad industry to be extremely beneficial, as it is currently exploring the acquisition of several companies engaged in that business. The Company hopes to close one of these transactions in the next thirty to sixty days. Of course, there can be no guarantee the Company will be able to complete an acquisition in that time frame or at all.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

Date: January 08, 2008	By:	/s/ Andrew H. Scott
Andrew H. Scott
Interim CEO